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                                                                    EXHIBIT 10.4

                                ESCROW AGREEMENT

         THIS ESCROW AGREEMENT (this "Agreement") is entered into as of the 5th day of March, 1998, by and among Southeast Commerce Holding Company, a Georgia corporation (the "Company"), Banc Stock Financial Services, Inc. (the "Sales Agent"), and The Bankers Bank (the "Escrow Agent").

                              W I T N E S S E T H:

         WHEREAS, the Company proposes to offer and sell (the "Offering") up to 15,000,000 shares of Common Stock, par value $.01 per share (the "Shares"), to investors at $10.00 per Share pursuant to a registered public offering;

         WHEREAS, the Sales Agent intends to sell the Shares as the Company's agent on a best efforts, all-or-none basis for 550,000 shares and on a best efforts basis for the remaining Shares; and

         WHEREAS, the Company desires to establish an escrow for funds forwarded by subscribers for the Shares, and the Escrow Agent is willing to serve as Escrow Agent upon the terms and conditions herein set forth.

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1.  DEPOSIT WITH ESCROW AGENT.

         (a) The Escrow Agent agrees that it will from time to time accept, in its capacity as escrow agent, subscription funds for the Shares (the "Escrowed Funds") received by it from subscribers, the Sales Agent, or the Company when it has received checks from subscribers. All checks shall be made payable to the Escrow Agent. If any check does not clear normal banking channels in due course, the Escrow Agent will promptly notify the Company and the Sales Agent. Any check which does not clear normal banking channels and is returned by the drawer's bank to Escrow Agent will be promptly turned over to the Sales Agent, along with all other subscription documents relating to such check. Any check received that is made payable to a party other than the Escrow Agent shall be returned to the Sales Agent for return to the proper party. The Company in its sole and absolute discretion may reject any subscription for Shares for any reason and upon such rejection it shall notify and instruct the Escrow Agent in writing to return the Escrowed Funds by check made payable to the subscriber. If the Company rejects or cancels any subscription for any reason the Company will retain any interest earned on the Escrowed Funds to help defray organizational costs.

         (b) Subscription agreements for the Shares shall be reviewed for accuracy by the Sales Agent and, immediately thereafter, the Sales Agent shall deliver to the Escrow Agent the




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following information: (i) the name and address of the subscriber; (ii) the number of Shares subscribed for by such subscriber; (iii) the subscription price paid by such subscriber; (iv) the subscriber's tax identification number certified by such subscriber; and (v) a copy of the subscription agreement.

         2. INVESTMENT OF ESCROWED FUNDS. Upon collection of each check by the Escrow Agent, the Escrow Agent shall invest the funds in deposit accounts or short-term certificates of deposit which are fully insured by the Federal Deposit Insurance Corporation or another agency of the United States government, short-term securities issued or fully guaranteed by the United States government, federal funds, or such other investments as the Escrow Agent, the Sales Agent, and the Company shall agree. The Company shall provide the Escrow Agent with instructions from time to time concerning in which of the specific investment instruments described above the Escrowed Funds shall be invested, and the Escrow Agent shall adhere to such instructions. Unless and until otherwise instructed by the Company, the Escrow Agent shall by means of a "sweep" or other automatic investment program invest the Escrowed Funds in blocks of $10,000 in federal funds. Interest and other earnings shall start accruing on such funds as soon as such funds would be deemed to be available for access under applicable banking laws and pursuant to the Escrow Agent's own banking policies.

         3. DISTRIBUTION OF ESCROWED FUNDS. The Escrow Agent shall distribute the Escrowed Funds in the amounts, at the times, and upon the conditions hereinafter set forth in this Agreement.

         (a) If at any time on or prior to the expiration date of the offering as described in the prospectus relating to the offering, (the "Closing Date"),
(i) the Escrow Agent has certified to the Company and the Sales Agent in writing that the Escrow Agent has received at least $5,500,000 in Escrowed Funds, and
(ii) the Escrow Agent has received a certificate from the President or another authorized representative of the Company that all other conditions to the release of funds as described in the Company's Registration Statement filed with the Securities and Exchange Commission pertaining to the public offering have been met, then the Escrow Agent shall deliver the Escrowed Funds to the Company to the extent such Escrowed Funds are collected funds. If any portion of the Escrowed Funds are not collected funds, then the Escrow Agent shall notify the Company and the Sales Agent of such facts and shall distribute such funds to the Company only after such funds become collected funds. For purposes of this Agreement, "collected funds" shall mean all funds received by the Escrow Agent which have cleared normal banking channels. In all events, the Escrow Agent shall deliver not less than $5,500,000 in collected funds to the Company, except as provided in Paragraphs 3(b) and 3(c) hereof.

         (b) In lieu of collected funds, the organizers of the Company may pay for subscriptions by assigning to the Company any portion of any obligation of the Company to repay any advances made by such organizers to the Company to fund organizational or other expenses and delivering such assignment to the Escrow Agent to be held hereunder.

         (c) If the Escrowed Funds do not, on or prior to the Closing Date, become deliverable




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to the Company based on failure to meet the conditions described in Paragraph
3(a), or if the Company terminates the offering at any time prior to the Closing Date and delivers written notice to the Escrow Agent of such termination (the "Termination Notice"), the Escrow Agent shall return the Escrowed Funds which are collected funds as directed in writing by the Company and the Sales Agent to the respective subscribers in amounts equal to the subscription amount paid by each of them. All uncleared checks representing Escrowed Funds which are not collected funds as of the Initial Closing Date shall be collected by the Escrow Agent, and together with all related subscription documents thereof shall be delivered to the Sales Agent by the Escrow Agent, unless the Escrow Agent is otherwise specifically directed in writing by the Company and the Sales Agent. The Company is aware and understands that, until it becomes entitled to receive the Escrowed Funds as described in Paragraph 3(a), it is not entitled to any Escrowed Funds and that no amounts deposited in the Escrow Account shall become the property of the Company or any other entity or be subject to the debts of the Company or any other entity.

         4. DISTRIBUTION OF INTEREST. Any interest earned on the Escrowed Funds shall be retained by the Company.

         5. FEES OF ESCROW AGENT. The Company shall pay the Escrow Agent a fee of $2,000 for its services hereunder. The escrow account will accrue a service charge of $15.00 per month. In addition, a $20.00 per check fee will be charged if the escrow account has to be refunded due to a failure to complete the subscription. All of these fees are payable upon the release of the Escrowed Funds, and the Escrow Agent is hereby authorized to deduct such fees from the Escrowed Funds prior to any release thereof pursuant to Section 3 hereof.

         6.  LIABILITY OF ESCROW AGENT.

         (a) In performing any of its duties under this Agreement, or upon the claimed failure to perform its duties hereunder, the Escrow Agent shall not be liable to anyone for any damages, losses or expenses which it may incur as a result of the Escrow Agent so acting, or failing to act; provided, however, the Escrow Agent shall be liable for damages arising out of its willful default or misconduct or its gross negligence under this Agreement. Accordingly, the Escrow Agent shall not incur any such liability with respect to (i) any action taken or omitted to be taken in good faith upon advice of its counsel or counsel for the Company which is given with respect to any questions relating to the duties and responsibilities of the Escrow Agent hereunder; or (ii) any action taken or omitted to be taken in reliance upon any document, including any written notice or instructions provided for this Escrow Agreement, not only as to its due execution and to the validity and effectiveness of its provisions but also as to the truth and accuracy of any information contained therein, if the Escrow Agent shall in good faith believe such document to be genuine, to have been signed or presented by a proper person or persons, and to conform with the provisions of this Agreement.

         (b) The Company and the Sales Agent agree to indemnify and hold harmless the Escrow Agent against any and all losses, claims, damages, liabilities and expenses, including, without limitation, reasonable costs of investigation and counsel fees and disbursements which




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may be imposed by the Escrow Agent or incurred by it in connection with its acceptance of this appointment as Escrow Agent hereunder or the performance of its duties hereunder, including, without limitation, any litigation arising from this Escrow Agreement or involving the subject matter thereof; except, that if the Escrow Agent shall be found guilty of willful misconduct or gross negligence under this Agreement, then, in that event, the Escrow Agent shall bear all such losses, claims, damages and expenses.

         (c) If a dispute ensues between any of the parties hereto which, in the opinion of the Escrow Agent, is sufficient to justify its doing so, the Escrow Agent shall retain legal counsel of its choice as it reasonably may deem necessary to advise it concerning its obligations hereunder and to represent it in any litigation to which it may be a part by reason of this Agreement. The Escrow Agent shall be entitled to tender into the registry or custody of any court of competent jurisdiction all money or property in its hands under the terms of this Agreement, and to file such legal proceedings as it deems appropriate, and shall thereupon be discharged from all further duties under this Agreement. Any such legal action may be brought in any such court as the Escrow Agent shall determine to have jurisdiction thereof. In connection with such dispute, the Company and the Sales Agent shall indemnify the Escrow Agent against its court costs and reasonable attorney's fees incurred.

         (d) The Escrow Agent may resign at any time upon giving 30 days written notice to the Company and the Sales Agent. If a successor escrow agent is not appointed by Company within 30 days after notice of resignation, the Escrow Agent may petition any court of competent jurisdiction to name a successor escrow agent and the Escrow Agent herein shall be fully relieved of all liability under this Agreement to any and all parties upon the transfer of the Escrowed Funds and all related documentation thereto, including appropriate information to assist the successor escrow agent with the reporting of earnings of the Escrowed Funds to the appropriate state and federal agencies in accordance with the applicable state and federal income tax laws, to the successor escrow agent designated by the Company appointed by the court.

         7. APPOINTMENT OF SUCCESSOR. The Company and the Sales Agent may, upon the delivery of 30 days written notice appointing a successor escrow agent to the Escrow Agent, terminate the services of the Escrow Agent hereunder. In the event of such termination, the Escrow Agent shall immediately deliver to the successor escrow agent selected by the Company all documentation and Escrowed Funds including interest earnings thereon in its possession, less any fees and expenses due to the Escrow Agent or required to be paid by the Escrow Agent to a third party pursuant to this Agreement.

         8. NOTICE. All notices, requests, demands and other communications or deliveries required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given three days after having been deposited for mailing if sent by registered mail, or certified mail return receipt requested, or delivery by courier, to the respective addresses set forth below:




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IF TO THE SUBSCRIBERS FOR SHARES: To their respective addresses as specified in their Subscription Agreements.

THE COMPANY:
                                  Southeast Commerce Holding Company
                                  100 Galleria Parkway, Suite 400
                                  Atlanta, Georgia 30339
                                  Attention:  Richard A. Parlontieri


WITH A COPY TO:                   Nelson Mullins Riley & Scarborough, LLP
                                  Suite 1400
                                  999 Peachtree Street, NE
                                  Atlanta, Georgia 30309
                                  Attention:  Neil E. Grayson, Esq.



THE ESCROW AGENT:                 The Bankers Bank
                                  2410 Paces Ferry Road
                                  600 Paces Summit
                                  Atlanta, Georgia  30339
                                  Attention:  Mr. William R. Burkett
                                              Senior Vice President

THE SALES AGENT:                  Banc Stock Financial Services, Inc.
                                  1105 Schrock Road, Suite 437
                                  Columbus, Ohio  43229

WITH A COPY TO:                   Carlile Patchen & Murphy, LLP
                                  366 East Broad Street
                                  Columbus, Ohio  43215
                                  Attention:  Andrew J. Federico


         9. REPRESENTATIONS OF THE COMPANY. The Company hereby acknowledges that the status of the Escrow Agent with respect to the offering of the Shares is that of agent only for the limited purposes herein set forth, and hereby agrees it will not represent or imply that the Escrow Agent, by serving as the Escrow Agent hereunder or otherwise, has investigated the desirability or advisability in an investment in the Shares, or has approved, endorsed or passed upon the merits of the Shares, nor shall the Company use the name of the Escrow Agent in any manner whatsoever in connection with the offer or sale of the Shares, other than by acknowledgment that it has agreed to serve as Escrow Agent for the limited purposes herein set forth.



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         10. GENERAL.

         (a) This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Georgia.

         (b) The section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

         (c) This Agreement sets forth the entire agreement and understanding of the parties with regard to this escrow transaction and supersedes all prior agreements, arrangements and understandings relating to the subject matter hereof.

         (d) This Agreement may be amended, modified, superseded or canceled, and any of the terms or conditions hereof may be waived, only by a written instrument executed by each party hereto or, in the case of a waiver, by the party waiving compliance. The failure of any part at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. No waiver in any one or more instances by any part of any condition, or of the breach of any term contained in this Agreement, whether by conduct or otherwise, shall be deemed to be, or construed as, a further or continuing waiver of any such condition or breach, or a waiver of any other condition or of the breach of any other terms of this Agreement.

         (e) This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         (f) This Agreement shall inure to the benefit of the parties hereto and their respective administrators, successors and assigns. The Escrow Agent shall be bound only by the terms of this Escrow Agreement and shall not be bound by or incur any liability with respect to any other agreement or understanding between the parties except as herein expressly provided. The Escrow Agent shall not have any duties hereunder except those specifically set forth herein.

         (g) No interest in any part to this Agreement shall be assignable in the absence of a written agreement by and between all the parties to this Agreement, executed with the same formalities as this original Agreement.



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         IN WITNESS WHEREOF, the parties have duly executed this Agreement as the date first written above.


COMPANY:                            ESCROW AGENT:

SOUTHEAST COMMERCE HOLDING          THE BANKERS BANK
COMPANY


By:                                 By:
  --------------------------------     ----------------------------------------
  Name:  Richard A. Parlontieri     Name:  William R. Burkett
  Title: Chairman and Chief         Title: Senior Vice President
         Executive Officer



SALES AGENT:

BANC STOCK FINANCIAL SERVICES, INC.

By:
   -------------------------------
   Name:
   Title: